UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	December 23, 2005

(Date of earliest event reported):	December 19, 2005

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    717-733-4101

Former name or former address, if changed since last Report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

D&E COMMUNICATIONS, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01 Entry into a Material Definitive Agreement

D&E announced the sale on December 19, 2005, by its wholly-owned subsidiary, D&E Investments, Inc., along with EuroTel LLC, HunTel Systems, Inc. and Consolidated Companies, Inc., the shareholders of Pilicka Telefonia sp. z o.o., of Pilicka to MNI S.A. for an adjusted purchase price of $16.8 million. D&E owned a 38.16% interest, 9.28% through its one-third interest in EuroTel, LLC, and 28.88% directly, in Pilicka, which operates a telephone network in a region south of Warsaw, Poland. D&E previously announced the execution of a definitive agreement to sell its interest in Pilicka. D&E will record pre-tax income of approximately $6.3 million as a result the sale of its direct and indirect ownership in Pilicka.

For additional information, reference is made to D&E’s press release, dated December 23, 2005, which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2005, the Executive Committee of the D&E Board of Directors approved the accelerated vesting of certain employee stock options that: were granted under the 1999 Long-Term Incentive Plan of D&E Communications, Inc. or the Conestoga Enterprises, Inc. 1999 Stock Option Plan; would have been unvested as of December 31, 2005; and have exercise prices greater than the closing price at December 20, 2005 of $8.41 per share. As a result of this acceleration of the vesting, options to purchase 22,041 shares of D&E’s common stock became exercisable immediately. The number of shares, exercise prices and other terms of the options subject to the acceleration remain unchanged. The decision to accelerate the vesting of these options was made primarily to reduce non-cash compensation expense that would have been recorded in D&E’s income statement in future periods upon the adoption of Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) in January 2006. D&E estimates that, as a result of this action, it will not be required to recognize anticipated compensation expense relating to stock options, net of taxes, of approximately $38,400 in 2006 and $19,300 in 2007.

For additional information, reference is made to D&E’s press release, dated December 23, 2005, which is included as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The following information is being filed pursuant to Regulation FD: On December 23, 2005, D&E issued a press release announcing the completion of the sale of the investment in Pilicka, attached hereto as Exhibit 99.1. Additionally, on December 23, 2005, D&E issued a press release announcing the acceleration of vesting of certain unvested stock options granted to employees, which is attached hereto as Exhibit 99.2. Both are incorporated herein by reference.

The press releases may contain forward looking statements about D&E Communications, Inc. regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. D&E Communications, Inc. undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated December 23, 2005

99.2	Press Release, dated December 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

D&E COMMUNICATIONS, INC.

Date:	December 23, 2005	By:	/s/ Thomas E. Morell
Thomas E. Morell Senior Vice President, Chief Financial Officer and Treasurer